Board Approved 10-17-14

Federal Home Loan Bank of Indianapolis
Directors’ Compensation and Expense Reimbursement Policy
Effective January 1, 2015

Annual Director Fees

The annual director fees are generally split in half, with one half to be paid in the form of a retainer fee. The other half will be paid based on preparation for and attendance at pre-scheduled daily in-person Board or Committee meetings and conference calls, subject to the annual fee cap, as outlined below.

	Estimated Annual Fee Cap[1]	Quarterly Retainer	Per-Day Attendance Fee[2]	Per-Call Attendance Fee	Audit Committee Chair Fee	Other Committee Chair Fees
Chair	$115,000[3]	$14,375	$4,308	$250
Vice Chair	$92,500	$11,563	$3,443	$250
Director	$77,500	$9,688	$2,866	$250	$15,000	$10,000

The annual director fees are established based on an evaluation of McLagan market research data and a fee comparison among the FHLBanks. The fee structure assists the Bank in recruiting and retaining highly qualified directors willing to meet their fiduciary duties while aggressively advocating for the Bank. The fees are also structured to retain qualified directors during times of economic stress for the Bank or the industry.

Per-Day/Per-Call Fees Defined

Regular preparation and attendance at Board and Committee meetings (upon which the director serves), as well as related conference calls are all expected elements of the directors’ fiduciary duties to the Bank.

Per-day attendance fees will be paid on a per-day basis for each day that a director attends an in-person meeting of the Board or a Board Committee.

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1 The cap is determined based on director status and committee chair assignments throughout the year. Also, in addition to the annual fee cap noted above, a director may also realize the benefit of reasonable spousal or guest travel, entertainment and other meeting expenses as described in the Spouse/Guest Travel section of this Policy on page 3. See also “Timing of Director and Committee Chair Fee Payments” section.
2 The per-day attendance fee is calculated based on 15 mandatory in-person events per year (calculated based on the number of meetings a director would be required to attend during the course of a year), minus two excused absences, totaling 13 mandatory in-person meetings. This assumes a director will be paid $1500 in attendance fees for conference calls (based on eight mandatory Board conference calls, minus two excused, totaling six mandatory Board conference calls to be paid at $250/conference call), so that amount (the $1500) is deducted before calculating the final per-day fee. To have consistency among directors for attendance fees, this baseline calculation may not be reflective of a director’s actual attendance requirements, which is ultimately based on a director’s actual committee assignments and when meetings are pre-scheduled.
3 Includes $10,000 annual fee for serving as Executive/Governance Committee Chair.

Board Approved 10-17-14

Per-call attendance fees will be paid in the amount of $2504 for each pre-scheduled5 Board or Committee-assigned conference call6. In cases where the Board is scheduled to meet in person, directors will not be compensated for attending via conference call.

Subject to the annual cap, per-day fee payments will also include new director orientation (for directors new to the Board only) and the System’s directors’ conference.

Excused Absences, Forfeitures and Conference Call Penalty

Each director will be excused for two pre-scheduled in-person meetings (including training sessions identified as mandatory) and two pre-scheduled Committee-assigned conference call meeting absences for any reason. Upon the third absence and any absences thereafter for a pre-scheduled in-person meeting, the per-day attendance fee will be forfeited. Upon the third absence and any absences thereafter for a pre-scheduled conference call of the Board or a Board Committee on which the director serves, in addition to forfeiture of the per-call fee, a per-call attendance penalty of $500 will be assessed out of a director’s unpaid fees.

Cancellations by the Bank due to inclement weather or other circumstances beyond a director’s control (such as flight delays, excluding illness and other business or personal scheduling conflicts) will be reimbursed as a regular per-day fee.

Timing of Director and Committee Chair Fee Payments

Fees shall be paid in arrears on a quarterly basis on or about the last day of each March, June, September, and December. Upon calculation of the third quarter payment, if such payment will cause a director to reach the annual cap, the third quarter payment will be reduced such that one quarter’s retainer fee will be held until the fourth quarter payment to avoid any director being fully paid before the end of the year and prior to completion of the director’s annual obligations. The payments shall be paid to the Director, or to the Director’s employer pursuant to the terms of the employer’s authorized charitable contribution plan, if timely established.

Annual Committee Chair fees shall be paid pro-rata on a quarterly basis as part of the annual retainer fee. To be eligible for a Committee Chair fee the Director must be designated by the Board as Chair as of the last day of the quarter, except for the fourth quarter; the Chair designation must be as of December 15 of that quarter. Directors retiring or resigning from the Board shall be entitled to a pro-rata payment (measured monthly) of their quarterly retainer, in addition to any unpaid, but earned, attendance fees.

Reduction in Compensation for Inadequate Director Performance or Attendance as Required by §1261.22(b) and (c)

A director’s quarterly retainer, payable in the future, will be reduced by a majority vote of disinterested directors, if a majority of the disinterested directors determines such director’s Board performance, ethical conduct, or Board meeting attendance is significantly deficient. The facts supporting the determination and the amount of the reduction will be documented in the Bank’s Board minutes.
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4 Based on eight required Board conference calls per year, minus two excused absences, totaling $1500 total for participation on six Board conference calls. To have consistency among directors for attendance fees, this baseline calculation may not be reflective of a director’s actual attendance requirements, which is ultimately based on a director’s actual committee assignments and when meetings are prescheduled.
5 For purposes of this Policy, prescheduled means anything scheduled as of December 31 of the prior year.
6 A conference call with consecutive meetings of the Board and another Committee is considered one conference call event.

Board Approved 10-17-14

On a quarterly basis, prior to payment of the quarterly retainer fee, the Board Chair shall review director attendance records, as prepared by the Corporate Secretary. The results of that review will be reported to the Board, as necessary, based on the record of unexcused absences. The attendance records shall be used, in addition to considering director performance, when assisting the Board in determining whether a director’s quarterly retainer should be reduced.

Any reports of significantly deficient Board performance or unethical conduct must be made to the Board Chair, who will then discuss the issue with the disinterested directors of the full Board in making the final determination of whether a director’s quarterly retainer should be reduced.

If the Board Chair is the subject of the report, the report should be made to the Board Vice-Chair. If the Board Vice-Chair is also the subject of the report, then the report should be made to the most tenured disinterested director of the Board, who will then discuss the issue with the remaining disinterested directors of the full Board.

Expense Reimbursement

Travel expense reimbursement will be provided for Board meetings, committee meetings, director meetings with regulators, new director orientations (for directors new to the Board only), mandatory and optional training sessions of the Board, director educational seminars (pre-approved by the Bank), member events, FHLBank System meetings, Council of FHLBanks’ meetings (for Council members), Community Investment conference meetings, or Bank marketing meetings. Travel expenses include reasonable transportation, food, lodging, entertainment, and incremental charges for long-distance telephone, internet, and cellular phone.

No gift or entertainment expenses initiated by a director shall be reimbursed without being prearranged by the Bank. Each director should review the Bank’s Code of Conduct regarding gift and entertainment restrictions.

To qualify for reimbursement, all eligible expenses incurred must be sufficiently documented and submitted to the Bank within 60 days of the date that the expenses were incurred. This requirement may be waived, at the discretion of the Chief Accounting Officer, in the event of an error or omission or other reasonable circumstances.

Spouse/Guests Travel (Two Travel Events per Year)

Travel expense reimbursements of a director’s spouse or guest are limited to two travel events per year, preferably Board meetings. If pre-authorized by the Bank, meal or entertainment expenses for additional guests may also be permitted as part of the Bank’s group billing/activities. Income tax reporting will be made by the Bank as required by law, on spousal/guest travel if the spouse or guest attends the event without a bona fide Bank business purpose.

Air Travel and First Class

1.
The Bank will pay the direct common carrier expense (as defined in paragraph 4 below) for a director between the director’s residence and the site of a Bank function and the return. The actual cost of private air travel will not be reimbursed, but the equivalent direct common carrier expense (as defined in paragraph 4 below) may be substituted.

Board Approved 10-17-14

2.	First-class air travel will be reimbursed at the regular coach rate, unless the upgrade was necessary due to scheduling or flight availability.

3.
If a director’s non-Bank activity requires a route to attend a Bank function which originates or terminates in a location other than the place of residence, the Bank will reimburse the director an amount equal to the direct common carrier expense from the director’s location to the location of the Bank function and then to the director’s next intended destination (without regard to stops named as temporary layovers), subject to a limit of an amount not to exceed two times the cost of the direct common carrier expense to the Board meeting location and from the director’s residence and return to his residence.

4.
The “direct common carrier expense” shall be the regular market-rate coach or first-class fare, if applicable, and should be documented by the director submitting an expense report. The direct common carrier expense will also include any reasonable fees associated with air travel, including baggage fees and airport fees. These items should be documented by the director and included in the expense report. Travel scheduling affecting the direct common carrier expense shall be reasonable, given the timing of the meetings.

Issues of Interpretation

Unless expressly provided herein or in 12 CFR Part 1261.20-24 (as amended), the Chief Accounting Officer is authorized, to interpret the provisions of the policy and to address situations not anticipated by the Policy, consistent with the requirements set forth in the statute or the regulations promulgated by the Federal Housing Finance Agency or other relevant IRS guidelines, along with the Bank’s Business Travel & Eligible/Ineligible Expenses Policy.

Human Resources Committee Annual Review and Reporting

The Human Resources Committee shall annually review this policy and shall submit its recommendation to the Board for approval no later than the last regularly scheduled meeting of the Board for the year. Per 1261.22, the Board shall also submit the annually adopted Directors’ Compensation and Expense Reimbursement Policy and supporting decisional documentation to the Federal Housing Finance Agency Director within ten days of Board approval, no later than December 31 of each calendar year and at least 30 days prior to disbursing the first payment to any directors.

In addition, per 1261.21, no later than the tenth business day of each calendar year, the Bank shall report to the Finance Agency the amount of compensation and expenses paid to each director, along with the total number of meetings held by the Board and its designated committees, and the number of Board and designated committee meetings each director attended in-person or through electronic means for the immediately preceding calendar year.

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